Exhibit 99.1

Joint Filer Information

Date of Event
Requiring Statement:	July 27, 2011

Issuer Name and Ticker
or Trading Symbol:	Wesco Aircraft Holdings, Inc. [WAIR]

Designated Filer:	TCG Holdings, LLC

Other Joint Filers:	Falcon Aerospace Holdings, LLC
Carlyle Partners IV L.P.
TC Group IV, L.P.
TC Group IV Managing GP, L.L.C.
TC Group, L.L.C.

Addresses:

The address of the principal business and principal office of each of Falcon Aerospace Holdings, LLC, Carlyle Partners IV L.P. , TC Group IV, L.P. TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, LLC is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004-2505.

Signatures:
Dated: July 27, 2011
FALCON AEROSPACE HOLDINGS, LLC

By: Carlyle Partners IV, L.P., its Managing Member
By: TC Group IV, L.P., its General Partner
By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

	by:	/s/ Jeremy W. Anderson, Attorney-in-Fact
	Name:	David M. Rubenstein
	Title:	Managing Director

CARLYLE PARTNERS IV L.P.

By: TC Group IV, L.P., its General Partner
By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

	by:	/s/ Jeremy W. Anderson, Attorney-in-Fact
	Name:	David M. Rubenstein
	Title:	Managing Director

TC GROUP IV, L.P.

By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by:	/s/ Jeremy W. Anderson, Attorney-in-Fact
Name:	David M. Rubenstein
Title:	Managing Director

TC GROUP IV MANAGING GP, L.L.C.

By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by:	/s/ Jeremy W. Anderson, Attorney-in-Fact
Name:	David M. Rubenstein
Title:	Managing Director

TC GROUP, L.L.C.

By: TCG Holdings, L.L.C., its Managing Member

by:	/s/ Jeremy W. Anderson, Attorney-in-Fact
Name:	David M. Rubenstein
Title:	Managing Director